Exhibit 99.1
NEWS RELEASE
CENTRACORE PROPERTIES TRUST REPORTS
SECOND QUARTER 2006 EARNINGS
Palm Beach Gardens, Fla. — August 9, 2006 — CentraCore Properties Trust (NYSE: CPV), a real estate investment trust (REIT), today announced operating results for the three and six months ended June 30, 2006.
Net income for the quarter ended June 30, 2006 was $4.5 million, or $0.41 per diluted share on revenue of $7.7 million, compared to net income of $4.5 million, or $0.41 per diluted share, on revenue of $7.0 million for the quarter ended June 30, 2005. Funds from operations (the non-GAAP financial measure described and reconciled below) for the quarter ended June 30, 2006 was $6.1 million, or $0.55 per diluted share, compared to $6.0 million, or $0.54 per diluted share, for the second quarter of 2005.
Net income for the six months ended June 30, 2006 was $9.2 million, or $0.83 per diluted share on revenue of $15.3 million, compared to net income of $9.0 million, or $0.81 per diluted share, on revenue of $13.9 million for the six months ended June 30, 2005. Funds from operations for the six months ended June 30, 2006 was $12.3 million, or $1.11 per diluted share, compared to $11.9 million, or $1.07 per diluted share, for the six months ended June 30, 2005.
Charles R. Jones, President and CEO, stated, “The overall demand for correctional beds can be expected to continue to increase at the state and federal level. Inventory of available beds and new beds under development is low, while the costs to construct new beds are increasing at a significant level. These favorable conditions are expected to produce continued high demand for the Company’s facilities.”
CentraCore Properties Trust will conduct an open conference call with analysts and shareholders at 4:00 P.M. (EDT) on August 9, 2006 to discuss its operating results for the second quarter of 2006 and 2006 guidance.
To listen to the audio webcast live, interested parties may go to the following website at least 15 minutes prior to the event to register, download and install any necessary audio software. For those unable to listen to the live webcast, a replay will be available for two weeks at:
http://www.videonewswire.com/event.asp?id=35036
Interested parties who would like to participate in the teleconference may do so by calling the following telephone number at 3:45 P.M. (EDT) on August 9, 2006:
     Participant Dial-In Number:     (866) 238-1665
     Conference ID Number:     946516
Those who wish to listen to a telephone replay may do so by calling:
     Replay Number:      (888) 266-2081
     Conference ID Number:      946516

The telephone replay will be available 24 hours a day, starting at 7:30 P.M. (EDT) on August 9, 2006, through 12:00 A.M. (EDT) on August 23, 2006.
CentraCore Properties Trust (“CPT” or the “Company”), based in Palm Beach Gardens, Fla., was formed in February 1998 to capitalize on the growing trend toward privatization in the corrections industry. CPT has expanded its scope to include essential purpose government real estate projects outside the corrections sector, including mental health and higher education facilities. CPT is dedicated to ownership of properties under long-term, triple-net leases, which minimizes occupancy risk and development risk. CPT currently owns 13 correctional facilities in nine states, all of which are leased, with an aggregate completed design capacity of 8,071 beds.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are qualified in their entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that the Company files from time to time with the Securities and Exchange Commission. Such filings include the Company’s Form 10-K for the fiscal year ended December 31, 2005 and subsequent periodic reports. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Contact: CentraCore Properties Trust Shareholder Services (561) 630-6336, or access Company information at www.CentraCorePropertiesTrust.com

CENTRACORE PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2006 AND JUNE 30, 2005
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2006	2005	2006	2005
Revenue
Rental	$7,696	$6,968	$15,248	$13,828
Interest	17	33	29	71

	7,713	7,001	15,277	13,899

Expenses
Depreciation	1,578	1,459	3,150	2,908
General and administrative	1,166	749	2,024	1,470
Interest	459	277	920	553

	3,203	2,485	6,094	4,931

Net income	$4,510	$4,516	$9,183	$8,968

Net income per common share
Basic	$0.41	$0.41	$.84	$.82

Diluted	$0.41	$0.41	$.83	$.81

Weighted average number of shares outstanding
Basic	10,993	10,992	10,992	10,991

Diluted	11,068	11,084	11,080	11,084

CENTRACORE PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2006 AND DECEMBER 31, 2005
(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate properties, at cost:
Correctional and detention facilities	$284,967	$257,516
Less—accumulated depreciation	(43,211)	(40,078)

Net real estate properties	241,756	217,438
Cash and cash equivalents	961	414
Deferred financing costs, net	286	644
Corporate office, net	1,363	1,388
Other assets	2,946	2,535

Total assets	$247,312	$222,419

Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$5,494	$4,523
Revolving line of credit	29,300	4,500

Total liabilities	34,794	9,023

Commitments and contingencies

Shareholders’ equity
Preferred shares, $.001 par value; 50,000,000 shares authorized; none outstanding	—	—
Common shares, $.001 par value; 150,000,000 shares authorized; 11,003,050 and 10,997,250 shares issued and outstanding, respectively	11	11
Capital in excess of par value	220,822	220,835
Distributions in excess of accumulated earnings	(8,315)	(7,370)
Unearned compensation	—	(80)

Total shareholders’ equity	212,518	213,396

Total liabilities and shareholders’ equity	$247,312	$222,419

FUNDS FROM OPERATIONS
Management believes funds from operations (“FFO”) is helpful to investors as a measure of the performance of an equity REIT. FFO should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles (“GAAP”)) as an indication of the Company’s financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.
The Company computes FFO in accordance with the current standards established by the White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of its consolidated operating results, FFO should be examined in conjunction with net income as presented in the unaudited consolidated financial statements for corresponding periods.
The table below presents a reconciliation of net income to FFO for the three and six months ended June 30, 2006 and 2005.
(Amounts in thousands, except per share amounts) (Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Net income	$4,510	$4,516	$9,183	$8,968
Add: Depreciation and amortization (a)	1,569	1,459	3,133	2,908

Funds from operations (“FFO”)	$6,079	$5,975	$12,316	$11,876

(a)	Excludes depreciation of the corporate office and office equipment of $9 and $0 for the three months ended June 30, 2006 and 2005, respectively, and $17 and $0 for the six months ended June 30, 2006 and 2005, respectively.

Weighted average shares outstanding, basic	10,993	10,992	10,992	10,991
Weighted average shares outstanding, diluted	11,068	11,084	11,080	11,084

FFO per share
Basic	$0.55	$0.54	$1.12	$1.08
Diluted	$0.55	$0.54	$1.11	$1.07

Other Information
Straight-line rents in excess of contract rents	$(27)	$9	$(61)	$27
Amortization of deferred financing costs	$175	$193	$359	$387

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